ACCUHEALTH, INC.
                            and Subsidiary Borrowers

             14% SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT


                                February 22, 2001

                                TABLE OF CONTENTS

SECTION 1

         CLOSING DATE; DELIVERY

         1.1...............................................AUTHORIZATION     2
         1.2......................................SALE OF THE SECURITIES     2
         1.3.........................................SEVERAL OBLIGATIONS     2

SECTION 2

         CLOSING DATE; DELIVERY

         2.1.....................................................CLOSING     2
         2.2....................................................DELIVERY     2

SECTION 3

         REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         3.1.............................................CORPORATE POWER     3
         3.2................................................SUBSIDIARIES     3
         3.3..............................................CAPITALIZATION     3
         3.4...............................................AUTHORIZATION     3
         3.5.................................................LIABILITIES     4
         3.6..........................................MATERIAL CONTRACTS     4
         3.7...........................COMPLIANCE WITH OTHER INSTRUMENTS     4
         3.8..........................................BROKERS OR FINDERS     5
         3.9..................................................DISCLOSURE     5
         3.10.............................................SECURITIES ACT     5
         3.11.............................................ISSUANCE TAXES     5
         3.12.....................................SMALL BUSINESS MATTERS     5
         3.13.........................................SECURITIES REPORTS     6
         3.14....................................CHIEF EXECUTIVE OFFICES     6

SECTION 4

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         4.1..................................................EXPERIENCE     6
         4.2..................................................INVESTMENT     6
         4.3....................................................RULE 144     6
         4.4..............................................ACCESS TO DATA     6
         4.5...............................................AUTHORIZATION     6
         4.6................................STATE SECURITIES LAW MATTERS     7
         4.7..........................................BROKERS OR FINDERS     7

SECTION 5

         CONDITIONS TO OBLIGATIONS OF THE PURCHASERS

         5.1..............................REPRESENTATIONS AND WARRANTIES     7
         5.2...................................................COVENANTS     7
         5.3......................................COMPLIANCE CERTIFICATE     7
         5.4................................................BLUE SKY LAW     7
         5.5...................................PROCEEDINGS AND DOCUMENTS     7
         5.6.....................................STOCKHOLDERS' AGREEMENT     7
         5.7...............................REGISTRATION RIGHTS AGREEMENT     7
         5.8................................LEGAL AND INVESTIGATIVE FEES     7
         5.9...........................................NO ADVERSE CHANGE     8
         5.10.....................................CONSENTS AND APPROVALS     8
         5.11...........................SMALL BUSINESS CONCERN DOCUMENTS     8
         5.12......................................RELIANCE CERTIFICATES     8
         5.13..........................................CLOSING DOCUMENTS     8

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SECTION 5.A

         CONDITIONS FOR SUBSEQUENT ADVANCE(S)

         5.A.1.........................SUBSEQUENT ADVANCE(S); CONDITIONS     8

SECTION 6

         CONDITIONS TO OBLIGATIONS OF THE COMPANY

         6.1..............................REPRESENTATIONS AND WARRANTIES     9
         6.2................................................BLUE SKY LAW     9
         6.3..........................................MINIMUM INVESTMENT     9
         6.4...................................................COVENANTS     9
         6.5........................................ANCILLARY AGREEMENTS     9
         6.6.....................................STOCKHOLDERS' AGREEMENT     9

SECTION 7

         COVENANTS OF THE COMPANY

         7.1.....................................PROMPT PAYMENT OF TAXES     9
         7.2........................MAINTENANCE OF PROPERTIES AND LEASES    10
         7.3...................................................INSURANCE    10
         7.4........................................ACCOUNTS AND RECORDS    10
         7.5....COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES    10
         7.6.....................MAINTENANCE OF CORPORATE EXISTENCE, ETC    10
         7.7..................................CERTAIN NEGATIVE COVENANTS    10
         7.8.......................................FINANCIAL INFORMATION    11
         7.9.....................STOCK FULLY PAID; RESERVATION OF SHARES    12
         7.10.................................SBIC REGULATORY PROVISIONS    12
         7.11...COMMITTEES OF THE BOARD OF DIRECTORS; OBSERVATION RIGHTS    14
         7.12................................................SETTLEMENTS    14

SECTION 8

         EVENTS OF DEFAULT; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         8.1...........................................EVENTS OF DEFAULT    14
         8.2....................................................REMEDIES    16
         8.3..................SURVIVAL OF REPRESENTATIONS AND WARRANTIES    16
         8.4............................INDEMNIFICATION BY THE BORROWERS    16

SECTION 9

         GENERAL PROVISIONS

         9.1...............................................GOVERNING LAW    17
         9.2..................................SUBMISSION TO JURISDICTION    17
         9.3...........SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES    17
         9.4......................ENTIRE AGREEMENT; AMENDMENT AND WAIVER    17
         9.5................................................NOTICES, ETC    17
         9.6.........................................DELAYS OR OMISSIONS    17
         9.7..................................................REFERENCES    18
         9.8................................................SEVERABILITY    18
         9.9...........................................FEES AND EXPENSES    18

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         9.10...................................................PRONOUNS    18
         9.11...............................................COUNTERPARTS    18
         9.12...................................................REMEDIES    18
         9.13........................................CERTAIN DEFINITIONS    18
         9.14.................................................DAVIS NOTE    21

EXHIBIT A - Form of Senior Secured Note
EXHIBIT B - Form of Warrant
EXHIBIT C - Disclosure Schedule
EXHIBIT D - Form of Registration Rights Agreement
EXHIBIT E - Form of Stockholders' Agreement
EXHIBIT F - Form of Compliance Certificate
EXHIBIT G - Form of Reliance Certificate
EXHIBIT H - Closing Checklist

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

                                ACCUHEALTH, INC.
                            and Subsidiary Borrowers

             14% SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT

         This 14% Senior Note and Warrant Purchase Agreement (this "Agreement") is made effective as of February 22, 2001, among ACCUHEALTH, INC., a New York corporation (the "Company") MIDVIEW DRUG, INC. a corporation organized under the laws of the State of New York ("Midview"), ACCUHEALTH HOME CARE, INC., a corporation organized under the laws of the State of Delaware ("AHC"), CITIVIEW DRUG CO., INC., a corporation organized under the laws of the State of New York ("Citiview"), PROHEALTHCARE INFUSION SERVICES, INC., a corporation organized under the laws of the State of New Jersey ("PHCIS"), HEALIX HEALTHCARE, INC., a corporation organized under the laws of the State of Delaware ("HHI"), PRN HOMECARE AGENCY, INC., a corporation organized under the laws of the State of New Jersey ("PRN"), AMERIX NURSING HOLDINGS, INC., a corporation organized under the laws of the State of Delaware ("AMERIX"), HEALIX HEALTHCARE, INC., a corporation organized under the laws of the State of New York ("Healthcare"), HEALIX HEALTHCARE OF NEW YORK, INC., a corporation organized under the laws of the State of New York ("Healix NY"), RYE BEACH HEALTHCARE, INC., a corporation organized under the laws of the State of New York ("Rye Beach"), HEALIX HEALTHCARE OF NEW JERSEY, INC., a corporation organized under the laws of the State of New York ("Healix NJ") and AMERICARE HOME NURSING SERVICES, INC., a corporation organized under the laws of the State of New Jersey ("Americare"), (the Company, Midview, AHC, Citiview, PHCIS, HHI, PRN, Amerix, Healthcare, Healix NY, Rye Beach, Healix NJ and Americare, each a "Borrower" and, jointly and severally, the "Borrowers"), and RFE INVESTMENT PARTNERS V, L.P., a Delaware limited partnership ("RFE"), and the additional purchasers identified on
SCHEDULE 1 attached hereto (the "Purchasers" and each, a "Purchaser").

         The Borrowers desire to raise up to $925,000 (subject to increase pursuant to Section 9.14 below) in debt financing through the sale of 14% Senior Secured Notes due February 23, 2004 (the "Senior Notes" or "Senior Secured Notes") and Common Stock Purchase Warrants to purchase an aggregate of 1,364,378 shares of Common Stock, representing 20% of the fully-diluted Common Stock of the Company, and each of the Purchasers is willing to purchase such Senior Secured Notes in such principal amounts, and the Common Stock Warrants in such denominations, as are set forth on SCHEDULE 1 hereto in connection therewith, all on the terms and subject to the conditions set forth herein. The Senior Secured Notes and the Warrants are referred to herein as the "Securities."

         In connection with the issuance of the Senior Secured Notes, an Intercreditor Agreement (as in effect from time to time, the "Intercreditor Agreement) is to be executed by the initial holders of the Senior Second Notes, Rosenthal & Rosenthal, Inc. as lender, the Subordinated Creditors (as defined therein), the Collateral Agent (as defined therein), and the Subordinated Creditor Collateral Agent (as defined therein).

         Accordingly, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                                    SECTION 1

                             CLOSING DATE; DELIVERY

1.1 AUTHORIZATION. The Borrowers will have authorized before the Closing (as defined below) the sale and issuance to the Purchasers of the Securities. The Senior Secured Notes and Common Stock Warrants shall be dated the Closing Date and shall be in the forms attached hereto as EXHIBITS A and B, respectively.

1.2 SALE OF THE SECURITIES. Subject to the terms and conditions hereof, on the Closing Date, the Borrowers shall sell and issue to the Purchasers, and the Purchasers shall purchase from the Company, the Securities for the purchase price of up to a maximum amount of $925,000 (subject to increase pursuant to Section 9.14 below), in the amounts set forth opposite their respective names on
Schedule 1. As set forth in more detail in Section 5.A below, a portion of the maximum purchase price equal to the Specified Vendor Amount is not to be paid by the Purchasers at the Closing and will, if certain conditions are met, be paid at a subsequent date(s). To the extent that the maximum purchase price of $925,000 (subject to said increase) is not eventually paid, the obligation of the Borrowers under the Senior Secured Notes, with respect to the repayment of principal thereunder, shall be to repay that amount which is actually loaned (i.e., $925,000 (subject to said increase) less that portion of the purchase price not paid) and the fact that the maximum purchase price is not paid shall not impair the obligations of the Borrowers to repay the amount actually loaned or otherwise impair the Borrowers' obligations hereunder, the Senior Notes or under any other applicable document and the Senior Secured Notes shall be considered fully paid for. All of the Common Stock Warrants that are part of the Securities shall be fully effective and considered fully issued and paid for whether or not the maximum purchase price is paid.

1.3 SEVERAL OBLIGATIONS. Each of the Purchasers' obligations hereunder are several and not joint. The Borrower's agreement with each of the Purchasers is a separate agreement, and the sale of the Securities to each of the Purchasers is a separate sale.

                                    SECTION 2

                             CLOSING DATE; DELIVERY

2.1 CLOSING. The closing of the purchase and sale of the Securities hereunder (the "Closing") shall take place at the offices of Finn Dixon & Herling LLP, Stamford, Connecticut on February 22, 2001, or at such other place and time upon which the Company and all Purchasers shall agree, as evidenced by the completion of the transactions contemplated hereby (provided, it is understood that subsequent advances can occur pursuant to Section 5.A below). The date of the Closing is referred to as the "Closing Date."

2.2 DELIVERY. At the Closing the Borrowers shall deliver to each Purchaser the Securities which such Purchaser is purchasing, which shall be delivered against payment of the applicable portion of the maximum purchase price therefor by wire transfer.

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
                                    SECTION 3

                REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         The Borrowers, jointly and severally, represent and warrant (and for purposes of this Section, each reference to the "Company" shall include each Subsidiary of the Company) to each Purchaser that, except as set forth on the Disclosure Schedule attached hereto as EXHIBIT C, specifically identifying the relevant subparagraph(s) hereof, which Disclosure Schedule shall be deemed to be part of the representations and warranties as if made hereunder:

3.1 CORPORATE POWER. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements (as defined in Section 3.4 below) to which it is a party, and the Company has all requisite corporate power and authority to sell and issue the Securities hereunder, to make the borrowings evidenced by the Senior Secured Notes, and to carry out and perform its obligations under the terms of this Agreement, the Securities and each of the Ancillary Agreements to which it is a party.

3.2 SUBSIDIARIES. The Company has no direct or indirect Subsidiaries other than the Borrowers.

3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 15,000,000 shares of common stock, par value $.01 per share, of which 5,297,513 shares are issued and outstanding, 1,364,378 shares are reserved for issuance upon exercise of the Common Stock Warrants and 2,173,913 shares are reserved for issuance pursuant to the Subordinated Notes and any warrants issued in connection therewith, and 5,000,000 shares of preferred stock, par value $.01 per share, of which 1,485,000 shares are designated as the 6% Cumulative Convertible Preferred Stock, of which 1,350,000 shares are issued and outstanding.

3.4 AUTHORIZATION. All corporate action on the part of each of the Borrowers and their respective officers, directors, and stockholders necessary for the authorization, execution, delivery, and performance of this Agreement, the Security Documents, the Common Stock Warrants, the Senior Secured Notes, the Amended and Restated Registration Rights Agreement, to be dated as of the Closing Date, by and among the Company, the Purchasers, and the other parties thereto and substantially in the form of EXHIBIT D hereto (the "Registration Rights Agreement"), the Amended and Restated Stockholders' Agreement, to be dated as of the Closing Date, among the Company, the Purchasers and certain other parties thereto, substantially in the form of EXHIBIT E hereto (the "Stockholders' Agreement") and all other agreements executed by the Company in connection with the transactions contemplated hereby (the Security Documents, the Registration Rights Agreement, the Common Stock Warrants, the Senior Secured Notes, the Stockholders' Agreement, the Intercreditor Agreement, and such other agreements contemplated hereby to which the Company is a party being sometimes hereinafter referred to individually as an "Ancillary Agreement" and collectively as the "Ancillary Agreements"), the authorization, sale, issuance and delivery of the Senior Secured Notes at the Closing, the authorization of the borrowings evidenced by the Securities, and the performance of all of the Company's obligations hereunder and thereunder have been taken or will be taken prior to the Closing. This Agreement constitutes, and each of the Ancillary Agreements, when executed and delivered by the Borrowers will constitute, a valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms,. The Common Stock Warrants and the Warrant Stock, when issued, will be duly authorized, validly issued, fully paid, and nonassessable, will have the rights, preferences, privileges, and restrictions as set forth in the Certificate of Incorporation, and will be free of any liens, claims, encumbrances or restrictions on transfer (collectively, "Liens"), except as set forth in the Stockholders' Agreement.

3.5 LIABILITIES. As of the Closing Date and except for Liabilities not, individually or in the aggregate, Material to the Business, none of the Company or any of its Subsidiaries has any direct or indirect Liability which, pursuant to GAAP, is required to be reflected or reserved against on a balance sheet and was not fully and adequately reflected or reserved against on the consolidated balance sheet of the Company as of December 31, 1999, as included in the SEC Reports (the "Balance Sheet") (excluding Liabilities that have been discharged in the Ordinary Course of Business since December 31, 1999 (the "Balance Sheet Date") or that are not otherwise specifically disclosed in this Agreement or in
Section 3.5 of the Disclosure Schedule. Except as set forth in Section 3.5 of the Disclosure Schedule, the Company has no knowledge of any circumstances, conditions, events or arrangements which would be reasonably expected to hereafter give rise to any Liabilities, individually or in the aggregate, Material to the Business of the Company other than those arising under contracts, commitments or obligations entered into in the Ordinary Course of Business (and not as a result of any breach or default by the Company thereunder). Except as set forth is Section 3.5 of the Disclosure Schedule, neither the Company nor any Subsidiary is liable with respect to any indebtedness for borrowed money.

3.6 MATERIAL CONTRACTS. Section 3.6 of the Disclosure Schedule hereto sets forth all of the following contracts and other agreements to which the Company or any of its Subsidiaries is a party or by or to which any of their respective assets, properties or businesses are bound or subject:

               (i) contracts and other agreements with any current or former officer, director, employee, consultant, agent or stockholder who owns 5% or more of the issued and outstanding Common Stock;

               (ii) contracts and other agreements under which the Company has guaranteed the obligations of any person;

               (iii) contracts or other agreements (other than as endorser of checks in the Ordinary Course of Business) relating to any indebtedness or deferred purchase obligation of the Company, involving more than $25,000 in any one case or $100,000 in the aggregate; and

               (iv) contracts and other agreements under which the Company agrees to indemnify any person or to share Tax Liability with any person.

3.7      COMPLIANCE WITH OTHER INSTRUMENTS. Except as set forth in Section
3.7 of the Disclosure Schedule, and after giving effect to Amendment No. 5 to the Rosenthal Loan Agreement, the execution, delivery, and performance of, and compliance with, this Agreement and the Ancillary Agreements, the issuance of the Securities, the borrowings evidenced by the Senior Secured Notes and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate, or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a creation of any Security Interest upon any of the assets, properties or business of the Company or any Subsidiary under any of the terms, conditions or provisions of (x) the certificate of incorporation or the by-laws of the Company or any Subsidiary or (y) any Contract identified in Section 3.6 of the Disclosure Schedule or any other Contract to which any of the Borrowers is a party; or (ii) violate any judgment, ruling, order, writ, injunction, award, decree, or law of any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Company or any Subsidiary or any of their respective assets, properties or businesses; or (iii) result in the suspension, revocation, impairment, forfeiture, or non-renewal of any Permit material to the Company or any Subsidiary, except, with respect to clause (ii) above, violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth in
Section 3.6 of the Disclosure Schedule, neither the Company nor any Subsidiary needs to give any notice to, make any filing with, or obtain any permit, authorization, consent or approval of any government or governmental agency in order for the Company to consummate the transactions contemplated by this Agreement and the Ancillary Agreements or to continue the effectiveness of any Permit or similar grant of authority relating to the Business following the Closing (except for the filing of financing statements and except for those required under applicable "Blue Sky" laws which are permitted to be made following the Closing and which will be timely made following the Closing and those relating to Permits in the Ordinary Course of Business which would be required regardless of the transactions contemplated hereby).

3.8 BROKERS OR FINDERS. Except as set forth in Section 3.8 of the Disclosure Schedule, the Company has not incurred, nor will it incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.9 DISCLOSURE. No representation or warranty of the Company contained in this Agreement, the Ancillary Agreements, in the Disclosure Schedule, in the exhibits attached hereto or in any written statement or certificate furnished to the Purchasers pursuant hereto or thereto, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, each of the representations and warranties given by the Company and its Subsidiaries to Rosenthal in the Rosenthal Agreements is true and correct in all respects and is incorporated herein by reference.

3.10 SECURITIES ACT. Subject to the accuracy of the Purchasers' representations in Section 4, the offer, sale, and issuance of the Securities in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

3.11 ISSUANCE TAXES. All taxes, if any, imposed by law in connection with the issuance, sale and delivery of the Securities shall have been fully paid by the Company, and all laws imposing such taxes shall have been fully complied with, prior to the Closing Date.

3.12 SMALL BUSINESS MATTERS. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, ss.121.103) is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, ss.121.103. The information set forth in the Small Business Administration Forms 480, 652 and Parts A and B of Form 1031 regarding the Company is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to Purchasers at the Closing. Neither the Company nor any Subsidiary presently engages in any business, and it shall not hereafter use directly or indirectly the proceeds from the sale of the Securities for any purpose, for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, ss.107.720. The use of proceeds from the Company's sale of Securities to the Purchasers will be only for those purposes described in Section 7.10.1 hereof. If the Company breaches this representation in any material respect, then in addition to all other remedies available to Purchasers, any Purchaser may demand that the Company repurchase all Securities acquired by such Purchaser at the aggregate purchase price paid, plus declared but unpaid dividends and accrued and unpaid interest, as applicable. Upon the request of any Purchaser, the Company will furnish to Purchasers promptly (and in any event within 20 days of such request) all information necessary in order for such Purchaser to prepare and file SBA Form 468 and any other information requested or required by any governmental authority asserting jurisdiction over such Purchaser. Compliance with this Section 3.12 cannot be waived, nor can this Section be amended, without the written consent of RFE.

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
3.13 SECURITIES REPORTS. Since July 14,1998, the Company has filed all forms, reports, statements and other documents required to be filed with (a) the Securities and Exchange Commission (the "SEC") including, without limitation,
(i) all annual reports on Form 10-K, (ii) all quarterly reports on Form 10-Q,
(iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all reports on Form 8-K, (v) all other reports or registration statements and (vi) all amendments and supplements to all such reports and registration statements (collectively, the "SEC Reports") and (b) any other applicable state securities authorities. The SEC Reports, (a) were or will be prepared in all material respects in accordance with the requirements of all applicable laws and the rules and regulations promulgated thereunder and (b) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.14 CHIEF EXECUTIVE OFFICES. The chief executive offices and principal place of business of each of the Borrowers is located at Ridge Hill, Yonkers, New York 10710. Borrowers shall give the Purchasers prior written notice of any change in any chief executive office of any Borrower.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby severally (and not jointly) represents and warrants to the Company with respect to the purchase of the Securities as follows:

4.1 EXPERIENCE. Such Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act, and has substantial experience and sophistication in evaluating and investing in private placement transactions of securities in companies similar to the Company so that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment in the Company and has the capacity to protect such Purchaser's own interests.

4.2 INVESTMENT. Such Purchaser is acquiring the Securities for investment for such Purchaser's own account, not as a nominee or agent, and, except for transfers of the Securities by RFE to members of its advisory board, not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of exemptions from the registration provisions of the Securities Act and such laws which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

4.3 RULE 144. Such Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit the limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, (i) the existence of a public market for the shares, (ii) the availability of certain current public information about the Company, (iii) the resale occurring not less than a specified period of time after a party (who is not an "affiliate") has purchased and fully paid for the shares to be sold, (iv) the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and (v) the number of shares being sold during any three-month period not exceeding specified limitations. Such Purchaser is aware that the provisions of Rule 144 may not be available for any resale of the Securities in the future.

4.4 ACCESS TO DATA. Such Purchaser has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management and the opportunity to review the Company's facilities and business plan.

4.5 AUTHORIZATION. This Agreement and the Ancillary Agreements, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of such Purchaser, enforceable in accordance with their

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
respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. Such Purchaser, if not a natural person, has full corporate or partnership, as the case may be, power and authority to enter into and to perform its obligations under this Agreement and the Ancillary Agreements in accordance with their respective terms. Such Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

4.6 STATE SECURITIES LAW MATTERS. The principal place of business (or residence, in the case of an individual) of each Purchaser is set forth in
SCHEDULE 1. The Company may conclusively rely thereupon in complying with the obligation in Section 5.4.

4.7 BROKERS OR FINDERS. Except as set forth in Section 4.7 of the Disclosure Schedule, neither such Purchaser nor the Company has incurred, or will incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                    SECTION 5

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASERS

         The obligations of each Purchaser to purchase Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Section 3 of this Agreement shall have been true and correct in all respects when made, and shall be true and correct in all respects as of the Closing Date.

5.2 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all respects.

5.3 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a Compliance Certificate in substantially the form attached hereto as EXHIBIT F, executed by the chief executive officer of the Company, dated the Closing Date, and certifying to the fulfillment of the conditions specified thereon.

5.4 BLUE SKY LAW. The Company shall have obtained, or shall obtain within the time periods required by applicable law, all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state identified in Section 4.7 of the Disclosure Schedule for the offer and sale of the Securities at the Closing.

5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and they shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

5.6 STOCKHOLDERS' AGREEMENT. The Company, each Purchaser, and the other parties thereto shall have entered into the Stockholders' Agreement.

5.7 REGISTRATION RIGHTS AGREEMENT. The Company and each Purchaser shall have entered into the Registration Rights Agreement.

5.8 LEGAL AND INVESTIGATIVE FEES. At the Closing, the Company will pay (a) the legal fees and out-of-pocket expenses of Finn Dixon & Herling LLP, special counsel to RFE, with respect to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and (b) each Purchaser's reasonable out-of-pocket expenses for due diligence with respect to this Agreement and the transactions contemplated hereby.

5.9 NO ADVERSE CHANGE. No event or condition of any character shall have occurred that is reasonably likely to have a Material Adverse Effect.

5.10 CONSENTS AND APPROVALS. The Company shall have procured all required governmental and third party consents and approvals required in connection with the issuance and sale of the Securities and the consummation of the transactions contemplated hereby and by the Ancillary Agreements, and all filings referred to in the Disclosure Schedule shall have been made to the satisfaction of the Purchasers.

5.11 SMALL BUSINESS CONCERN DOCUMENTS. The Company shall have executed and delivered to each of the Purchasers, (i) a Size Status Declaration on SBA Form 480, an Assurance of Compliance on SBA Form 652D and (ii) a written certification from the Company regarding its intended use of the proceeds of this financing, and shall have provided to each of the Purchasers (i) information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031 and (ii) a list, after giving effect to the transactions contemplated by this Agreement, of (a) the name of each of the Company's directors, and (b) the name and title of each of the Company's officers.

5.12 RELIANCE CERTIFICATES. Each of the chief executive officer, chief operating officer and chief financial officer of the Company shall have executed and delivered to the Purchasers a certificate in the form of EXHIBIT G, certifying that such officer has reviewed the representations and warranties contained in Section 3 of this Agreement and that, to the best of such officer's knowledge, such representations and warranties are true and correct in all material respects as of the Closing Date.

5.13 CLOSING DOCUMENTS. The Purchasers shall have received each of the agreements, instruments and other documents set forth in the Closing Checklist attached hereto as EXHIBIT H attached hereto, including, but not limited to (i) the Security Agreement and (ii) documentation, in form and substance satisfactory to the Purchasers, with respect to settlement arrangements between the Borrowers and their vendors representing at least $5,500,000 of the Borrowers' accounts payable (the "Vendor Arrangements") except that the Borrowers shall not have to deliver at the Closing such documentation with respect to the Specified Vendors.

                                   SECTION 5.A

                      CONDITIONS FOR SUBSEQUENT ADVANCE(S)

5.A.1    SUBSEQUENT ADVANCE(S); CONDITIONS. On the Closing Date (and assuming the conditions set forth in Section 5 are satisfied) $904,785.17 (the "Initial Advance") of the Senior Note Amount is to be advanced (i.e., the Purchasers shall pay the $925,000 maximum purchase price less the Specified Vendor Amount). In the event that after the Closing Date, and prior to December 31, 2001, the following conditions are met (or waived in writing by the Purchasers): (i) the Borrowers deliver to the Purchasers settlement documentation satisfactory to the Purchasers with respect to any Specified Vendor, and (ii) no acceleration shall have occurred under Section 8.2 and no Event of Default (or event which with the giving of notice and passage of time, or both, would become an Event of Default) under Sections 8.1(a), 8.1(i), or 8.1(h) hereof shall then exist or would result therefrom and (iii) the proceeds of the applicable advance are to be used towards payment of such settlement (or other purpose approved by the Purchasers at such time) and (iv) the Borrowers shall deliver such documentation with respect to the satisfaction of the conditions set forth in clauses (i)-(iii) as may be reasonably requested by the Purchasers, then the Purchasers (other than Davis) shall (on a several and pro-rata basis in accordance with the respective proportion of the purchase price paid at the Closing Date) pay an additional portion of the maximum purchase price (i.e., make a subsequent advance) up to the allocated amount set forth with respect to such Specified Vendor in the definition of Specified Vendor Amount. The obligation of the Borrowers under the Senior Secured Notes shall, with respect to the repayment of principal, be to repay that portion of the Senior Note Amount advanced (i.e., repay the Initial Advance plus any subsequent advances). The books and records of the Purchasers shall constitute prima facie evidence of the making of any such subsequent advance.

                                    SECTION 6

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The Company's obligation to sell and issue any Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by each Purchaser in Section 4 of this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date.

6.2 BLUE SKY LAW. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities at the Closing.

6.3 MINIMUM INVESTMENT. The Purchasers shall purchase all the Securities at the Closing for an aggregate purchase price equal to $925,000 less the Specified Vendor Amount.

6.4 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed by Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

6.5 ANCILLARY AGREEMENTS. Each Purchaser shall have executed and delivered each of the Ancillary Agreements to which it is a party.

6.6 STOCKHOLDERS' AGREEMENT. Each Purchaser and certain other parties thereto shall have entered into the Stockholders' Agreement.

                                    SECTION 7

                            COVENANTS OF THE COMPANY

7.1      PROMPT PAYMENT OF TAXES.

7.1.1 The Company and each Subsidiary shall pay (or the Company shall cause them to pay) when due all FICA Taxes and withhold federal, state and/or city income Taxes for which the Company and each Subsidiary is obligated, and notify the Purchasers promptly in the event of its failure to make any such payments when due other than Taxes being contested in good faith by appropriate proceedings; provided, that, with respect to certain unpaid federal payroll taxes which the Borrowers have not heretofore paid (the "Unpaid Payroll Taxes"), which Unpaid Payroll Taxes the Borrowers hereby represents to be in the approximate amount of $300,000, the Borrowers shall, pursuant to Section 7.12 below, use their best efforts to reach a settlement for the payment of same and then, if such settlement is reached, shall abide by the terms of such settlement.

7.1.2 The Company and each Subsidiary shall pay (or the Company shall cause them to pay) all other taxes, levies, assessments, liens, claims of lien(s) which if unpaid would result in a lien, and other governmental charges to which the Company, each Subsidiary or any of their property is or shall be subject, before such charges become delinquent, except that no such charge need be paid so long as its validity or amount is being contested in good faith by appropriate proceedings and the Company shall have established such reserve with respect thereto as shall be required by generally accepted accounting principles. Notwithstanding the foregoing, any such tax, assessment, charge or levy shall be paid forthwith (under protest) upon the commencement of proceedings to foreclose any liens securing the same or upon institution of distraint proceedings.

7.2 MAINTENANCE OF PROPERTIES AND LEASES. The Company and each Subsidiary will keep, or cause to be kept, its properties in good repair, working order and condition, reasonable wear and tear excepted, and shall from time to time make all reasonably necessary repairs and replacements thereto; and the Company and each Subsidiary will at all times comply with each provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision would reasonably be expected to have a Material Adverse Effect.

7.3 INSURANCE. The Company and each Subsidiary will (a) maintain such insurance as may be required by law, or otherwise to such extent and against such hazards and liabilities, as is customarily maintained by prudent companies similarly situated, and (b) maintain a sufficient amount of insurance so that it will not be considered a co-insurer.

7.4 ACCOUNTS AND RECORDS. The Company and each Subsidiary will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis. The Company and each Subsidiary will employ certified public accountants selected by the Company's Board of Directors and have annual audits performed by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with the standards established by the American Institute of Certified Public Accountants.

7.5 COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES. The Company and each Subsidiary will not in any material respect violate any law, ordinance or governmental rule or regulation to which they are subject, nor fail to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would reasonably be expected to have a Material Adverse Effect. The Company shall notify the Purchasers of any such violations or failures to obtain which could have a Material Adverse Effect promptly upon the Company becoming aware of the circumstances. The Company shall notify the Purchasers of the institution of any actions, suits, proceedings, or governmental investigations against the Company which, if adversely determined could have a Material Adverse Effect.

7.6 MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Company and each Subsidiary shall maintain in full force and effect its corporate existences, rights and franchises and such licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by them and deemed by the Company to be reasonably necessary for the conduct of their business. The Company shall not conduct, or permit to be conducted, any business activities through those Subsidiaries marked as "inactive" in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, nor shall the Company or any of it s Subsidiaries transfer any assets to, or make any payments to or investments in, such inactive Subsidiaries. The Company shall not create any direct or indirect Subsidiary.

7.7 CERTAIN NEGATIVE COVENANTS. Neither the Company nor any Subsidiary shall, without the consent of holders of at least 50.1% in interest of the aggregate outstanding principal of the Senior Secured Notes:

               (i) enter into any new transaction or agreement (other than any employment agreement, stock option agreement or other employment-related arrangement) or series of transactions or agreements including but not limited to, a loan (except as contemplated by clause (ii)(A) or (B) below), lease, royalty, purchase or sale agreement, directly or indirectly with any Key Employee, officer, stockholder who owns more than 5% of the issued and outstanding Common Stock, director, or any person known by the Company to be a member of their immediate family or any corporation or other entity or person which is known by the Company to directly or indirectly control, be controlled by or be under common control with such Key Employee, officer, director, or stockholder or person known by the Company to be a member of their immediate family;

               (ii) make any loan, advance or capital contribution to, or investment, in any of the officers, directors, consultants or employees, of the Company, other than (A) travel or salary advances in the Ordinary Course of Business, and (B) loans evidenced by promissory notes in connection with the purchase of Common Stock under restrictive stock purchase agreements;

               (iii) enter into any acquisitions, by way of asset acquisition, stock acquisition, merger or similar transaction, of another business enterprise (each, an "Acquisition") which acquisitions, individually exceed $3,000,000 in consideration therefor, or which, in the aggregate with all other such transactions exceeds $5,000,000 in consideration therefor; or

               (iv) sell all or substantially all of the assets of the Company;

               (v) engage in a Sale Transaction or other form of merger in which the Company is not the surviving entity or in which the shareholders of the Company prior to such merger own less than a majority of the common stock of the surviving entity immediately following such merger, in each case in which the Senior Secured Notes are not paid in full;

               (vi) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of the Common Stock, or any other equity securities of the Company, or apply any of the Company's assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any of the Common Stock, or other equity securities of the Company;

               (vii) amend or repeal any provision of, add any provision to, or waive any provision of the Company's certificate of incorporation or by-laws in a manner which adversely affects the Purchasers or alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Senior Secured Notes or the Common Stock Warrants;

               (viii) issue, from the Closing Date, any shares of capital stock of the Company senior to the Common Stock;

               (ix) create an employee stock ownership plan or issue thereto any shares of Common Stock or other equity securities of the Company;

               (x) declare or pay any dividend or distributions on the Common Stock or other equity securities of the Company other than dividends in respect of the Company's Preferred Stock and dividends payable in Common Stock; or

               (xi) incur, assume or permit any indebtedness of the Company for borrowed money other than the Subordinated Notes, the Rosenthal Revolving Indebtedness, the Vendor Arrangements or indebtedness incurred pursuant to an Acquisition which has been approved pursuant to Section 7.7(iii).

7.8 FINANCIAL INFORMATION. (a) The Company shall furnish to each Purchaser such financial reports as are currently prepared by the Company.

         (b) On and after the first anniversary of the Closing Date, the Company shall furnish the following reports to each Purchaser who holds
Securities:

               (i) within 30 days after the end of each month or within 50 days after the end of each fiscal quarter, as applicable, an unaudited monthly income statement, statement of cash flows and balance sheet, in each case prepared, to the extent consolidation is required under generally accepted accounting principles applied on a consistent basis, on a consolidated and a consolidating basis for the Company and any Subsidiaries, subject to normal, non-recurring year-end adjustments; and, 30 days prior to the beginning of each fiscal year, an annual budget and operating plan (including projected monthly consolidated and consolidating income statements, balance sheets and statements of cash flow). The monthly financial statements shall include year-to-date financial information, and comparisons to the then applicable annual budget and to the corresponding period in the prior fiscal year.

               (ii) as soon as practicable after the end of each fiscal year, and in any event within 105 days thereafter, an income statement and statement of cash flows for such fiscal year, a balance sheet of the Company and its Subsidiaries prepared on a consolidated basis as of the end of such fiscal year, and a statement of changes in financial condition for such fiscal year, all examined by a nationally recognized independent public accountant selected by the Company.

               (iii) as soon as available, but in any event no later than 15 days prior to the beginning of each fiscal year of the Company and any Subsidiaries, a copy of the plan and forecast (including projected monthly consolidated and consolidating balance sheets, income statements and funds flow statements) of the Company and any Subsidiaries for such fiscal year.

               (iv) Promptly upon the filing or making thereof, copies of each filing and report made by the Company with or to any securities exchange or to the SEC and of each written communication from the Company to its shareholders generally.

         All financial statements provided for above shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis (except that such unaudited financial statements may be prepared without footnotes and will be subject to normal, non-recurring year-end audit adjustments).

         (b) Upon reasonable notice, the Company will permit any Purchaser to visit and inspect any of the properties of the Company and its Subsidiaries, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the officers and its independent public accountants of the Company and its Subsidiaries, all at such reasonable times as such person may reasonably request.

7.9 STOCK FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Stock that may be issued upon the exercise of the Common Stock Warrants will, upon issuance in accordance with the terms of the Certificate of Incorporation, be fully paid and nonassessable and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Common Stock Warrants and will increase the authorized number of shares of the applicable class of Common Stock, if at any time the number of shares of such class of Common Stock authorized and unissued shall be insufficient to permit the exercise of the Common Stock Warrants.

7.10     SBIC REGULATORY PROVISIONS.

7.10.1 USE OF PROCEEDS. At the same time the Company delivers its unaudited financials hereunder for the quarters ended December 31, 2000 and March 31, 2001 (or, if applicable, with respect to any subsequent advance, the applicable subsequent fiscal quarter), and at such other times as any Purchaser may reasonably request upon reasonable prior notice, the Company shall deliver to such Purchaser a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the financing hereunder by the Company. In addition to any other rights granted hereunder, the Company shall grant each Purchaser and the SBA access to the Company's books and records for the purpose of verifying the use of such proceeds and verifying the certifications made by the Company in SBA Forms 480 and 652 delivered pursuant to Section 5.14 hereof and for the purpose of determining whether the principal business activity of the Company and its Subsidiaries continues to constitute an eligible business activity (within the meaning of the SBIC Regulations).

7.10.2 REGULATORY VIOLATION. Upon the occurrence of a Regulatory Violation (as defined below) or in the event that any Purchaser determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled (whether under this Agreement or any other agreement, the Certificate of Incorporation or otherwise), each Purchaser shall have the right, to the extent required under SBIC Regulations, to demand in writing that the Company shall cure such Regulatory Violation, and if such Regulatory Violation cannot be cured in a timely manner, the immediate repurchase of all of the outstanding Securities owned by such Purchaser at a price equal to the aggregate purchase price paid for such Securities hereunder plus all declared and unpaid dividends and/or accrued and unpaid interest thereon by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such Securities by a cashier's or certified check or by wire transfer of immediately available funds to such Purchaser within 30 days after the Company's receipt of the demand notice, and, upon such payment, such Purchaser shall deliver the certificates or other instruments evidencing the Securities being repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment free of any adverse claims.

         For purposes of this Agreement, "REGULATORY VIOLATION" means a change in the principal business activity of the Company and its Subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations), if such change occurs within one year after the date of the initial financing hereunder.

7.10.3 ECONOMIC IMPACT INFORMATION. Promptly after the end of each fiscal year, the Company shall deliver to each Purchaser a written assessment of the economic impact of such Purchaser's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of such Purchaser's financing on the revenues and profits of the Company and its Subsidiaries and on taxes paid by the Company and its employees.

7.10.4         REGULATORY COMPLIANCE COOPERATION.

               (a) In the event that any Purchaser reasonably determines that it has a Regulatory Problem (as defined below), such Purchaser shall have the right to transfer its Securities without regard to any restriction on transfer set forth in this Agreement or any Ancillary Agreement (provided that the transferee agrees to become a party to this Agreement and Ancillary Agreements and the transfer is in conformity with applicable law), and the Company shall take all such actions as are reasonably requested by such Purchaser in order to
(a) effectuate and facilitate any such transfer by such Purchaser of any Securities then held by such Purchaser to any Person designated by such Purchaser, (b) permit such Purchaser (or any of its affiliates) to exchange all or any portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are reasonably requested by such Purchaser in light of regulatory considerations then prevailing, (c) continue and preserve the respective allocations of the voting interests with respect to the Company arising out of such Purchaser's ownership of voting securities and/or provided in the Stockholders' Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are reasonably requested by such Purchaser to permit any Person(s) designated by such Purchaser to exercise any voting power which is relinquished by such Purchaser) and (d) amend this Agreement, the Certificate of Incorporation, the Ancillary Agreements, the Bylaws and related agreements and instruments to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their Securities in favor of such amendments and actions.

               (b) For purposes of this Agreement, a "REGULATORY PROBLEM" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or a Purchaser reasonably believes that there is a substantial risk of such assertion) that such Purchaser is not entitled to hold, or exercise any significant right with respect to the Securities.

7.11     COMMITTEES OF THE BOARD OF DIRECTORS; OBSERVATION RIGHTS.

         The Company shall permit one representative selected by RFE (the "REPRESENTATIVE") to attend as an observer all meetings of its Board of Directors (or any meeting of the executive committee or any special committee thereof), provided that in the case of telephonic meetings conducted in accordance with the Company's by-laws and applicable law, the Representative shall be given the opportunity to participate in such telephonic meetings. The Company shall give written notice of every meeting of its Board of Directors (or meeting of the executive committee or special committee thereof) at the same time and in the same manner as notice is given to the directors of the Company. The Company shall bear the reasonable costs of the Representative associated with the attendance or participation in any meetings of the Board of Directors. The Representative shall be entitled to receive all written materials and other information given to the directors of the Company in connection with such meetings or otherwise at the same time such materials and information are given to the directors. The Representative shall be entitled to consult with and advise the Board of Directors of the Company on significant business issues with respect to the Company and its Subsidiaries, including management's proposed annual operation plans for the Company and its Subsidiaries, and management will meet with the Representative regularly during each year at the Company's facilities at mutually agreeable times and intervals for such consultation and advice and to discuss said plans.

7.12 SETTLEMENTS. The Borrowers shall use their best efforts to consummate settlement agreements with the Specified Vendors on terms the same or substantially the same as has previously been disclosed in writing by the Company to the Purchasers (including payment terms of approximately "25 Cents on the Dollar"). Borrowers shall also keep the Purchasers informed in writing of the status of the Vendor Arrangements including without limitation if any vendor who was sent a check and asked to indicate its acceptance of modified settlement terms by its cashing of the check has not cashed such check and Borrowers shall use their best efforts to reach settlements (reasonably satisfactory to the Purchasers) with vendors who have not cashed their respective checks and with any other unpaid vendors. The Borrowers shall substantially comply with the various terms and provisions of the Vendor Arrangements and other settlements. The Borrower shall also use their best efforts to reach a settlement (on terms reasonably satisfactory to the Purchasers) with the Internal Revenue Service with respect to the Unpaid Payroll Taxes (as defined in Section 7.1.1 above).

                                    SECTION 8

          EVENTS OF DEFAULT; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

8.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

               (a) failure to make payment of any of the principal, interest, penalties, fees, expenses or other obligations under any of the Senior Secured Notes, this Agreement, the Security Agreement, or the Ancillary Agreements within five (5) days of when required to be paid hereunder;

               (b) failure to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on the Borrowers' books;

               (c) (i) failure to perform under and/or committing any breach of Sections 7.2, 7.3, 7.4, 7.5 or 7.11 of this Agreement which is not cured within twenty (20) days of the occurrence of such breach; or (ii) failure to perform under and/or committing any other breach of this Agreement or any Ancillary Agreement or any other agreement between the Borrowers and the Purchasers;

               (d) occurrence of a default under any agreement to which any Borrower is a party with third parties which results in an acceleration of any Borrower's obligations under such agreement including all leases for any premises where Inventory or Equipment is located;

               (e) any representation, warranty or statement made by any Borrower hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time be false or misleading in any material respect;

               (f) an attachment or levy is made upon any Borrower's assets having an aggregate value in excess of $50,000 or a judgment is rendered against a Borrower or any Borrower's property involving a liability of more than $50,000 which shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

               (g) any change in any Borrower's financial condition which, in the reasonable opinion of the Purchasers, materially and adversely impairs the Collateral;

               (h) any lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected lien having a first priority interest subject to Permitted Liens;

               (i) if any Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(vii) take any action for the purpose of effecting any of the foregoing;

               (j) if any Borrower shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

               (k) any Borrower directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of Borrower or any interest therein, except as permitted herein;

               (l) any Borrower ceases to operate its business except for Citiview;

               (m) a default by Borrower in the payment, when due, of any principal of or interest with respect to any indebtedness for money borrowed in excess, individually or in aggregate, of $200,000 which default is not cured or waived within any applicable grace period or any event shall occur under any agreement or instrument evidencing such indebtedness which shall entitle the holder(s) thereof to accelerate the maturity thereof;

               (n) the occurrence of a default or event of default under any of the Rosenthal Agreements and/or the Rosenthal Credit Facility is in liquidation or an Other Triggering Event shall occur (as each of those terms is defined in the Intercreditor Agreement);

               (o)    any Change of Control shall occur;

               (p) any Borrower shall revoke instructions with respect to the depository accounts established pursuant to the Security Agreement with respect to payments on account of Medicare/Medicaid Receivables (as defined in the Security Agreement); or

               (q) breach by any Borrower of the terms or provisions of the Security Agreement or any event of default under the Subordinated Notes.

8.2      REMEDIES. Upon the occurrence of an Event of Default pursuant to
Section 8.1(i) herein, all Obligations shall be immediately due and payable; upon the occurrence and continuation of any other of the Events of Default, the Purchasers shall have the right to demand repayment in full of all Obligations, whether or not otherwise due.

8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrowers shall survive the Closing for the period of 24 months (other than the representations and warranties contained in Sections 3.1 through 3.6, which shall survive for the period of the applicable statute of limitations) and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any party or their respective representatives and agents. The covenants of the Borrowers herein shall survive the Closing. All statements contained herein or in any certificate, schedule or other writing delivered in connection with the transactions contemplated hereby shall be deemed representations and warranties of the respective parties making them.

8.4 INDEMNIFICATION BY THE BORROWERS. The Borrowers hereby agree to indemnify, defend and hold each of the Purchasers harmless from or against, for and in respect of any and all damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs, or expenses suffered, sustained, incurred or required to be paid by any Purchaser arising out of or in connection with or as a result of the breach by any Borrower of any representation, warranty, covenant or agreement made by it contained in this Agreement or any Ancillary Agreement, notice of which breach is given to the Borrowers prior to the expiration of the applicable survival period set forth in
Section 8.3 above. In addition, the Borrowers jointly and severally hereby agree to indemnify, defend and hold each Purchaser harmless from or against, for and in respect of all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, interest and penalties) incurred by any Purchaser in connection with any action, suit, proceeding, demand, claim, assessment or judgment incident to any of the matters indemnified against in this Section 8.4; PROVIDED, HOWEVER, that the Borrowers shall not be responsible for fees and expenses of more than one counsel for the Purchasers.

                                    SECTION 9

                               GENERAL PROVISIONS

9.1 GOVERNING LAW. This Agreement shall be governed by, and construed according to the laws of the State of New York.

9.2 SUBMISSION TO JURISDICTION. The Borrowers irrevocably and unconditionally (i) submit in any legal action or proceeding relating to this Agreement and the Ancillary Agreements contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America in the State of New York, and the appellate courts from any thereof; (ii) consent that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agree that service of process in any such action or proceeding be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form or method of mail), postage prepaid, to it, at its address set forth herein for the mailing of notice; and (iv) agree that any action or proceeding will be commenced in the courts of the State of New York, the courts of the United States of America in the State of New York, and the appellate courts from any thereof.

9.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors (including successor trustees, in the case of a trustee), assigns, heirs, executors, and administrators of the parties hereto and the provisions of Section 8 shall inure to the benefit of each party entitled to indemnification hereunder, including each indemnified party. Notwithstanding the foregoing, the shares of Warrant Stock are subject to restrictions on transfer specified in the Stockholders' Agreement.

9.4 ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement and the Ancillary Agreements constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance) only with the written consent of Purchasers representing fifty and one-tenth percent (50.1%) in aggregate principal amount of the Senior Secured Notes held by the Purchasers at the time of the occurrence of such waiver or amendment and the written consent of the Company. Any amendment or waiver effected in accordance with this Section
9.3 shall be binding upon each of the parties hereto.

9.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) mailed by registered or certified mail, postage prepaid, (ii) delivered by a nationally recognized overnight courier service, or (iii) otherwise delivered by hand or by messenger, addressed (A) if to RFE, to RFE Investment Partners V, L.P., 36 Grove Street, New Canaan, Connecticut 06840, Attention: Michael J. Foster and Howard C. Landis, with a copy to Finn Dixon & Herling LLP, One Landmark Square, Stamford, Connecticut 06901, Attention: Charles J. Downey III, Esq., telecopier no. (203) 348-5777, (B) if to any other Purchaser, to such Purchaser at the address set forth on SCHEDULE 1, or at such other address as such Purchaser shall have furnished to the Company in writing, or (C) if to the Borrowers, to them c/o Accuhealth, Inc., Ridge Hill, Yonkers New York, 10710, Attention: Glenn Davis, telecopier no. (914) 964-7037 or at such other address as the Company shall have furnished to the Purchasers, with a copy to Baer Marks & Upham LLP, 805 Third Avenue, New York, New York, 10022 Attention: Leslie Levinson, Esq., telecopier no. (212) 702-5941.

9.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

9.7 REFERENCES. Unless the context otherwise requires, any reference to a "Section" refers to a section of this Agreement. Any reference to "this Section" refers to the whole number section in which such reference is contained.

9.8 SEVERABILITY. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The court in its discretion may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

9.9 FEES AND EXPENSES. The Company shall pay the reasonable fees and disbursements of the law firm of Finn Dixon & Herling LLP, counsel for RFE, incurred in connection with the negotiation, execution and delivery of this Agreement and the Ancillary Agreements. In addition, the Company shall pay all expenses incurred by the Purchasers in connection with the negotiation, execution and delivery of this Agreement and the Ancillary Agreements, including without limitation, travel and lodging expenses, due diligence expenses, fees of accountants and other advisors and similar items. The Company shall also pay the reasonable fees and expenses incurred in connection with the enforcement by the Purchasers of any of their respective rights and benefits arising hereunder or under any Ancillary Agreement against the Company (unless the Company is the prevailing party in such matter, in which event the Purchasers shall pay the Company reasonable fees and expenses incurred in defending such proceeding) or the waiver, modification or amendment of any provision hereof or of any Ancillary Agreement, including, without limitation, reasonable fees and disbursements of one counsel for the Purchasers.

9.10 PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument.

9.12 REMEDIES. The parties to this Agreement acknowledge and agree that a breach of any of the covenants of the Company or the Purchasers set forth in this Agreement may not be compensable by payment of money damages and, therefore, that the covenants of the foregoing parties set forth in this Agreement may be enforced in equity by a decree requiring specific performance.

9.13 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

9.13.1 "AFFILIATE" shall mean a person that, directly or indirectly, controls or is controlled by, or is under common control with, any Person.

9.13.2 "BUSINESS" means the entire business conducted by the Borrowers, including providing comprehensive home health care services.

9.13.3 "CHANGE IN CONTROL" means the date upon which (I) any person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as then in effect), other than Payee or any holder of this Note, shall have acquired beneficial ownership of 50% or more, on a fully diluted basis, of the voting interest in the Company's capital stock, (II) there has occurred a sale or other disposition for value of all or substantially all of the assets of the Company, (III) there has occurred a merger or consolidation of the Company with or into another corporation where the Company is not the surviving entity or is no longer a public company, (IV) there has occurred a sale or other disposition for value by the Company of shares which after issuance total 50% or more, on a fully diluted basis, of the voting shares of capital stock of the Company or (V) any event (whether in one or more transactions) occurs which results in Glenn Davis no longer being an officer of each Borrower.

9.13.4 "COMMON STOCK" shall mean the Common Stock of the Company, par value $0.01 per share.

9.13.5 "COMMON STOCK WARRANTS" shall mean the warrants to purchase Common Stock issued pursuant to the terms hereof.

9.13.6 "CONTRACTS" means and includes all written contracts, agreements, instruments, indentures, notes, bonds, leases, mortgages, deeds of trust, franchises, licenses, commitments or arrangements or understandings.

9.13.7 "CONTROL" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities or by Contract or otherwise.

9.13.8 "KNOWLEDGE OF THE COMPANY", in whatever context, means the actual knowledge of the President, Chief Financial Officer or Chief Operating Officer of the Company.

9.13.9 "LIABILITY" means any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, other governmental, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement.

9.13.10 "MATERIAL TO THE BUSINESS" means material to the business, assets, properties, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

9.13.11 "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

9.13.12 "PERSON" means any individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity.

9.13.13 "ROSENTHAL AGREEMENTS" means (i) the Loan and Security Agreement (the "Rosenthal Loan Agreement") by and between the Borrowers and Rosenthal and Rosenthal, Inc., dated as of April 28, 1994, as amended by Amendment Nos. 1-5, inclusive, thereto and (ii) all agreements and instruments related thereto.

9.13.14 "ROSENTHAL REVOLVING INDEBTEDNESS" means any revolving credit advances and extensions of credit under the Rosenthal Agreements, as in effect on the date hereof.

9.13.15 "SBA" means the United States Small Business Administration, and any successor agency performing the functions thereof.

9.13.16 "SBIC" means a Small Business Investment Company licensed by the SBA under the SBIC Act.

9.13.17 "SBIC ACT" means the Small Business Investment Act of 1958, as amended.

9.13.18 "SBIC REGULATIONS" means the SBIC Act and the regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations ("13 CFR"), Parts 107 and 121.

9.13.19 "SECURITIES" means, collectively, the Senior Secured Notes and the Common Stock Warrants.

9.13.20 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

9.13.21 "SECURITY AGREEMENT" means the Security Agreement dated as of the date hereof, between the Borrowers, the Purchasers and Rosenthal & Rosenthal, Inc, as Collateral Agent.

9.13.22 "SECURITY DOCUMENTS" means the Security Agreement and any financing statement, mortgage, pledge, guaranty, lien, instrument or document relating to any security interest or guaranty securing the Senior Secured Notes.

9.13.23 "SENIOR NOTE AMOUNT" means Nine Hundred Twenty-Five Thousand Dollars ($925,000.00) (subject to increase pursuant to Section 9.14 below).

9.13.24 "SPECIFIED VENDOR AMOUNT" shall mean $20,214.83, apportioned among the Specified Vendors as follows: $12,705 for Mediq and $7,509.83 for Baxter Healthcare.

9.13.25        "SPECIFIED VENDORS" shall mean Mediq and Baxter Healthcare.

9.13.26 "SUBORDINATED NOTES" shall mean the "Notes" as defined in that certain Note Purchase Agreement between the Company and the Purchasers (as defined therein) made effective as of July 14, 1998 as amended by Amendment No. 1 to the Note Purchase Agreement made effective as of August 21, 1998, Amendment No. 2 to the Note Purchase Agreement made effective as of October 26, 1998, and Amendment No. 3 to the Note Purchase Agreement of even or substantially even date herewith and as same may otherwise be in effect from time to time.

9.13.27 "SUBSIDIARY" shall mean any Person (i) as to which the Company, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, fifty percent (50%) or more of the securities of any class of such person, the holders of which class are entitled to vote for the election of directors (or persons performing similar functions) of such person and (ii) which has any material assets or liabilities.

9.13.28 "VENDOR ARRANGEMENTS" has the meaning set forth in Section 5.13 hereof.

9.13.29 "WARRANT STOCK" means the Common Stock issued or issuable on exercise of the Common Stock Warrants.

9.14 DAVIS NOTE. Anything contained herein to the contrary notwithstanding, for a period of up to one year after the date hereof, Glenn Davis ("Davis"), as long as he actively discharges the duties of chief executive officer of the Company, shall have the right to purchase (the "Davis Purchase") for a purchase price of, $100,000, a $100,000 promissory note (as in effect from time to time, the "Davis Note"), with the same terms as the other Senior Secured Notes, and related Common Stock Purchase Warrants (issued on a similar pro-rata basis with the Common Stock Purchase Warrants issued to the other Purchasers), and if the Davis Note is issued by the Borrowers, Davis (as holder of the Davis Note) shall be considered a Purchaser hereunder and entitled to the benefits and other rights under, and subject to the obligations under, this Agreement and the Davis Note shall be one of the Senior Secured Notes. Simultaneously with such issuance (if any), Davis shall be added as a party to this Agreement pursuant to a supplement to this Agreement in form and substance reasonably satisfactory to the parties. If the Davis Purchase occurs, the maximum purchase price for the Securities shall be $1,025,000.

          [SIGNATURE PAGE TO ACCUHEALTH SENIOR NOTE PURCHASE AGREEMENT]

         Executed effective as of the date first set forth above.

THE COMPANY:                           ACCUHEALTH, INC.


                                       By:__________________________________
                                          Its Chief Executive Officer


                                       MIDVIEW DRUG, INC.


                                       By:__________________________________
                                          Its Chief Executive Officer


                                       ACCUHEALTH HOME CARE, INC.


                                       By:__________________________________
                                          Its Chief Executive Officer


                                       CITIVIEW DRUG CO., INC.


                                       By:__________________________________
                                          Its Chief Executive Officer


                                       PROHEALTHCARE INFUSION SERVICES, INC.


                                       By:__________________________________
                                          Its Chief Executive Officer


                                       HEALIX HEALTHCARE, INC.


                                       By:__________________________________
                                          Its Chief Executive Officer

          [SIGNATURE PAGE TO ACCUHEALTH SENIOR NOTE PURCHASE AGREEMENT]


                                       PRN HOMECARE AGENCY, INC.


                                       By:__________________________________
                                          Its Chief Executive Officer


                                       AMERIX NURSING HOLDINGS, INC.


                                       By:__________________________________
                                          Its Chief Executive Officer


                                       HEALIX HEALTHCARE, INC.


                                       By:__________________________________
                                          Its Chief Executive Officer


                                       HEALIX HEALTHCARE OF NEW YORK, INC.


                                       By:__________________________________
                                          Its Chief Executive Officer


                                       RYE BEACH HEALTHCARE, INC.


                                       By:__________________________________
                                          Its Chief Executive Officer


                                       HEALIX HEALTHCARE OF NEW JERSEY, INC.


                                       By:__________________________________
                                          Its Chief Executive Officer


                                       AMERICARE HOME NURSING SERVICES, INC.


                                       By:__________________________________
                                          Its Chief Executive Officer

          [SIGNATURE PAGE TO ACCUHEALTH SENIOR NOTE PURCHASE AGREEMENT]


PURCHASERS:                            RFE INVESTMENT PARTNERS V, L.P.

                                       By: RFE ASSOCIATES V, L.P.
                                           Its General Partner


                                           _________________________________
                                           Name:
                                           Title: Managing Member


                                       STERLING/CARL MARKS CAPITAL, INC.


                                       By:__________________________________
                                          Name:
                                          Title:

                                                                      SCHEDULE 1

    SCHEDULE OF PURCHASERS OF SENIOR SECURED NOTES AND COMMON STOCK WARRANTS

-----------------------------------------------------------------------------
                                        Principal
                                        Amount of              No. of Common
                                        Senior Secured         Stock Warrants
Purchaser's Name and Address            Notes Purchased        Purchased
-----------------------------------------------------------------------------
RFE Investment Partners V, L.P.            $ 625,000                831,938
36 Grove Street
New Canaan, CT  06840
Attention: Michael J. Foster and
Howard C. Landis

-----------------------------------------------------------------------------
Sterling/Carl Marks Capital, Inc.          $ 300,000                399,330
175 Great Neck Road, Suite 408
Great Neck, NY 11021

-----------------------------------------------------------------------------
TOTAL                                      $ 925,000              1,231,268

-----------------------------------------------------------------------------

                                       26